Exhibit 99.1

Press Release

For Immediate Release

CVB Financial Corp. Christopher D. Myers President and Chief Executive Officer (909) 980-4030	Community Bank David R. Misch Chief Executive Officer (800) 788-9999

CVB Financial Corp. and Community Bank Announce Receipt of Regulatory Approvals for Merger

ONTARIO, Calif. & PASADENA, Calif.—(BUSINESS WIRE)— CVB Financial Corp. (Nasdaq: CVBF) and Community Bank (OTC Pink: CYHT) announced today that the proposed merger between CVBF’s wholly-owned banking subsidiary, Citizens Business Bank, and Community Bank has received the required regulatory approvals from the Federal Deposit Insurance Corporation (FDIC) and California Department of Business Oversight. The consummation of the merger, which is anticipated to occur on Friday, August 10, 2018, remains subject to the satisfaction of customary closing conditions.

“We are pleased that we can move forward toward closing our merger and combining these two institutions with such long histories of success,” said Christopher D. Myers, President and Chief Executive Officer of CVBF. “The merger with Community Bank will increase our market share in key operating markets and provide additional scale and operating leverage.”

David R. Misch, Chief Executive Officer of Community Bank, stated, “We are excited to move forward toward completing the merger with Citizens and to bring together complementary business banking models with similar core values and corporate cultures.”

About CVB Financial Corp.

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is one of the 10 largest bank holding companies headquartered in California with assets of approximately $8.1 billion. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services through 51 banking centers and 3 trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVBF common stock are listed on the Nasdaq under the ticker symbol “CVBF.” For investor information on CVBF, visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

About Community Bank

Community Bank is an independent and family-owned regional bank with assets of approximately $3.7 billion and 16 locations throughout Southern California. Founded in 1945, Community Bank utilizes its experience, suite of financial services, and unique Partnership Banking® approach to help its clients grow and succeed. For more information on Community Bank, log on to www.cbank.com. Member FDIC.

Community Bank stock is traded on the OTC Pink under the ticker symbol “CYHT.”

Safe Harbor

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to CVBF’s current expectations regarding the proposed merger, its business plans and expectations and its future financial position and operating results. Words such as “expects”, “will likely result”, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward looking statements, which involve risks and uncertainties. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to: CVBF’s ability to realize anticipated cost savings, economies of scale and/or revenue and business franchise enhancements from the proposed merger within expected time frames or at all; whether governmental approvals for the proposed merger will be obtained within expected time frames or ever; whether the other conditions to the closing of the proposed merger are satisfied; local, regional, national and international economic and market conditions and events and the impact they may have on CVBF or CVBF’s customers, assets, and liabilities; changes in CVBF’s or Community’s organization, management, compensation and benefit plans, and the ability of CVBF and Community to retain or expand their respective management teams and/or boards of directors; CVBF’s success at managing the risks involved in the foregoing items and all other factors set forth in CVBF’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document. CVBF does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

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